UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2017

MEDPACE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37856	32-0434904
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5375 Medpace Way
Cincinnati, Ohio 45227 (513) 579-9911 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☒

Item 1.01	Entry into a Material Definitive Agreement.

On August 16, 2017, Medpace Holdings, Inc. (the “Company”), entered into a stock repurchase agreement (the “Stock Repurchase Agreement”) with Medpace Limited Partnership, a Guernsey limited partnership (the “Limited Partnership” acting through its general partner, Medpace GP Limited, a Guernsey company, the “General Partner” and, the Limited Partnership acting through the General Partner, “Cinven”), pursuant to which the Company agreed to repurchase 2,000,000 shares of the Company’s common stock from Cinven for aggregate consideration of approximately $60.5 million, representing a purchase price of $30.27 per share. The Company funded the repurchase with cash on hand and borrowings under its senior secured revolving credit facility.

The transaction closed on August 22, 2017. Following the closing of the transaction, Cinven will continue to own 20,999,997 shares of common stock of the Company.

A copy of the Stock Repurchase Agreement has been attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein. The foregoing description of the Stock Repurchase Agreement does not purport to be complete and is qualified in its entirety by reference to such Exhibit.

Also on August 16, 2017, the Company issued a press release announcing the execution of the Stock Repurchase Agreement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Stock Repurchase Agreement, dated August 16, 2017, between Medpace Holdings, Inc. and Medpace Limited Partnership acting through its general partner, Medpace GP Limited.

99.1	Press release dated August 16, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDPACE HOLDINGS, INC.

Date:	August 22, 2017	By:	/s/ Stephen P. Ewald
		Name:	Stephen P. Ewald
		Title:	General Counsel and Corporate Secretary